Exhibit 99.1

MONTHLY SUMMARY HIGHLIGHTS

OCTOBER 2007
➢	Fannie Mae’s Book of Business grew at a compound annualized rate of 20.0 percent in October driven by growth in the Gross Mortgage Portfolio and Fannie Mae MBS and Other Guarantees.

➢	The Gross Mortgage Portfolio rose at a compound annualized rate of 17.3 percent in October, driven by one large transaction. (For additional information on our mortgage portfolio cap, see “Additional Information” on page 2.)

➢	Fannie Mae MBS and Other Guarantees rose at a compound annualized rate of 16.8 percent during the month.

➢	Net Retained Commitments were $8.2 billion in October.

➢	The conventional Single-Family Serious Delinquency Rate rose seven basis points in September to 0.78 percent (latest data available). The Multifamily Serious Delinquency Rate rose two basis points to 0.08 percent in September.

➢	The Effective Duration Gap on Fannie Mae’s portfolio averaged one month in October.

➢	Liquid Investments were $41.5 billion in October, including $9.1 billion of federal funds sold. Starting in October, we include federal funds sold in our Liquid Investments balance. Without this change, the balance would have been $32.4 billion.
MORTGAGE MARKET HIGHLIGHTS
➢	OFHEO announced that the conforming loan limit for one-unit properties in 2008 will remain unchanged at this year’s level of $417,000. Higher limits apply to mortgages backing properties located in Alaska, Hawaii, Guam, and the U.S. Virgin Islands as well as to properties with more than one unit.

NOTE: As previously indicated, Fannie Mae anticipated that some of the information in its monthly summary report would change when we completed our current and prior period financial statements. On November 9, 2007, we filed current financial statements in our Form 10-Q for the third quarter of 2007. As a result, beginning with the data for October 2007, we are implementing data reclassifications and other changes to better align the statistical information we present in our monthly summary report with the financial information we report in our quarterly and annual filings with the SEC. Please see the Endnotes and Glossary on page 3 of this document for more details on these changes.

TABLE 1. TOTAL BOOK OF BUSINESS COMPONENTS ($ in Millions) 1

	Gross Mortgage		Total Fannie Mae MBS		Fannie Mae MBS
	Portfolio		and Other Guarantees		in Portfolio		Total Book	Compounded	New Business
	[Table 3]	+	[Table 4]	-	[Table 5]	=	of Business	Growth Rate	Acquisitions

October 2006	$720,959		$2,085,252		$309,861		$2,496,350	7.5%	$48,766
November 2006	717,438		2,094,401		301,750		2,510,090	6.8%	49,470
December 2006	724,400		2,102,275		298,756		2,527,920	8.9%	57,776
Full Year 2006	$724,400		$2,102,275		$298,756		$2,527,920	7.7%	$614,723

January 2007	$721,442		$2,116,483		$295,399		$2,542,527	7.2%	$51,059
February 2007	712,145		2,130,622		284,191		2,558,577	7.8%	50,158
March 2007	712,806		2,150,759		277,848		2,585,717	13.5%	60,455
April 2007	710,586		2,167,274		275,253		2,602,608	8.1%	52,690
May 2007	718,257		2,198,466		274,360		2,642,363	20.0%	66,387
June 2007	722,475		2,222,813		274,507		2,670,782	13.7%	64,039
July 2007	729,840		2,249,638		277,468		2,702,010	15.0%	66,368
August 2007	728,886		2,279,451		274,638		2,733,698	15.0%	65,029
September 2007	723,813		2,305,962		267,397		2,762,378	13.3%	66,497
October 2007	732,291		2,336,005		264,959		2,803,337	20.0%	66,330
YTD 2007	$732,291		$2,336,005		$264,959		$2,803,337	13.3%	$609,013

TABLE 2. PORTFOLIO COMMITMENTS ($ in Millions) 1

	Commitments	Commitments	Net Retained
	to Purchase, Net	to Sell	Commitments

October 2006	$26,694	$(18,638)	$8,056
November 2006	19,159	(10,508)	8,651
December 2006	20,273	(5,422)	14,851
Full Year 2006	$251,966	$(119,498)	$132,468

January 2007	$23,208	$(22,133)	$1,075
February 2007	23,233	(13,256)	9,977
March 2007	27,723	(13,630)	14,093
April 2007	20,110	(8,420)	11,689
May 2007	29,600	(12,077)	17,523
June 2007	33,297	(9,197)	24,100
July 2007	34,416	(15,896)	18,520
August 2007	44,259	(43,802)	457
September 2007	40,214	(26,589)	13,625
October 2007	26,030	(17,803)	8,227
YTD 2007	$302,090	$(182,803)	$119,287

TABLE 3. GROSS MORTGAGE PORTFOLIO ($ in Millions) 1

				Compounded	Annualized
Purchases [2]	Sales	Liquidations	End Balance	Growth Rate	Liquidation Rate

$13,159	$(6,746)	$(10,987)	$720,959	(7.3%)	(18.17%)
14,035	(6,326)	(11,230)	717,438	(5.7%)	(18.69%)
19,718	(1,860)	(10,896)	724,400	12.3%	(18.22%)
$197,252	$(61,184)	$(139,224)	$724,400	(0.4%)	(19.14%)

$9,659	$(1,927)	$(10,690)	$721,442	(4.8%)	(17.71%)
10,359	(9,555)	(10,101)	712,145	(14.4%)	(16.80%)
16,452	(5,505)	(10,286)	712,806	1.1%	(17.33%)
9,964	(2,111)	(10,073)	710,586	(3.7%)	(16.96%)
21,776	(3,640)	(10,466)	718,257	13.8%	(17.67%)
16,936	(2,341)	(10,378)	722,475	7.3%	(17.34%)
21,219	(4,588)	(9,266)	729,840	12.9%	(15.39%)
16,429	(7,690)	(9,692)	728,886	(1.6%)	(15.94%)
11,926	(7,944)	(9,055)	723,813	(8.0%)	(14.91%)
20,957	(3,905)	(8,574)[3]	732,291	17.3%[3]	(12.74%)[3]
$155,678	$(49,204)	$(98,581)	$732,291	1.5%	(16.18%)

TABLE 4. FANNIE MAE GUARANTEED SECURITIES AND MORTGAGE LOANS ($ in Millions) 1

				Fannie Mae	Other	Total Fannie Mae			Fannie Mae
	Total Fannie Mae MBS			MBS Annualized	Fannie Mae	MBS and Other	Compounded	Mortgage	Guaranteed Securities
	Issuances [4]	Liquidations	End Balance	Liquidation Rate	Guarantees	Guarantees	Growth Rate	Loans	and Mortgage Loans

October 2006	$45,697	$(26,459)	$2,062,275	(15.54%)	$22,977	$2,085,252	11.7%	$270,477	$2,355,729
November 2006	37,850	(29,033)	2,071,091	(16.89%)	23,310	2,094,401	5.4%	273,928	2,368,329
December 2006	40,677	(32,939)	2,078,829	(19.09%)	23,446	2,102,275	4.6%	279,146	2,381,421
Full Year 2006	$481,686	$(342,495)	$2,078,829	(17.66%)	$23,446	$2,102,275	7.2%	$279,146	$2,381,421

January 2007	$43,988	$(29,560)	$2,093,257	(17.06%)	$23,226	$2,116,483	8.4%	$281,524	$2,398,007
February 2007	41,679	(28,065)	2,106,871	(16.09%)	23,750	2,130,622	8.3%	282,586	2,413,208
March 2007	46,756	(26,497)	2,127,130	(15.09%)	23,629	2,150,759	11.9%	285,304	2,436,063
April 2007	45,833	(30,099)	2,142,864	(16.98%)	24,410	2,167,274	9.6%	286,262	2,453,536
May 2007	50,915	(30,430)	2,163,349	(17.04%)	35,117	2,198,466	18.7%	291,299	2,489,765
June 2007	53,130	(31,794)	2,184,685	(17.64%)	38,128	2,222,813	14.1%	292,997	2,515,810
July 2007	56,129	(28,932)	2,211,883	(15.89%)	37,756	2,249,638	15.5%	295,314	2,544,953
August 2007	56,690	(26,611)	2,241,962	(14.44%)	37,489	2,279,451	17.1%	298,151	2,577,602
September 2007	58,385	(32,367)	2,267,980	(17.32%)	37,982	2,305,962	14.9%	301,289	2,607,251
October 2007	49,424	(15,707)[5]	2,301,697	(10.03%)[5]	34,308 [5]	2,336,005	16.8%[5]	312,572 [6]	2,648,577
YTD 2007	$502,929	$(280,062)	$2,301,697	(16.35%)	$34,308	$2,336,005	13.5%	$312,572	$2,648,577

Numbers may not sum due to rounding.	See Endnotes and Glossary on Page 3.	Page 1 of 3

TABLE 5. MORTGAGE PORTFOLIO COMPOSITION ($ in Millions) 1

							Non-Fannie Mae
	Fannie Mae MBS in Portfolio					Mortgage	Mortgage Securities		Mortgage Portfolio
	Purchases	Sales	Liquidations	Securitizations [7]	End Balance	Loans	Agency	Non-Agency	End Balance

October 2006	$3,483	$(6,360)	$(4,088)	$6,606	$309,861	$270,477	$32,631	$107,990	$720,959
November 2006	706	(6,317)	(4,209)	1,709	301,750	273,928	32,313	109,446	717,438
December 2006	939	(1,721)	(3,892)	1,680	298,756	279,146	31,970	114,529	724,400
Full Year 2006	$38,432	$(55,267)	$(51,752)	$25,783	$298,756	$279,146	$31,970	$114,529	$724,400

January 2007	$1,099	$(1,927)	$(4,018)	$1,488	$295,399	$281,524	$31,730	$112,789	$721,442
February 2007	350	(9,406)	(3,682)	1,531	284,191	282,586	31,230	114,137	712,145
March 2007	1,342	(5,496)	(3,599)	1,411	277,848	285,304	31,118	118,537	712,806
April 2007	588	(2,111)	(3,591)	2,519	275,253	286,262	30,896	118,176	710,586
May 2007	3,627	(3,640)	(3,557)	2,677	274,360	291,299	31,084	121,514	718,257
June 2007	3,155	(2,236)	(3,645)	2,872	274,507	292,997	32,151	122,820	722,475
July 2007	7,796	(4,521)	(3,499)	3,185	277,468	295,314	33,136	123,922	729,840
August 2007	2,805	(7,646)	(3,274)	5,284	274,638	298,151	33,088	123,009	728,886
September 2007	202	(7,834)	(3,221)	3,612	267,397	301,289	32,614	122,513	723,813
October 2007	2,052	(3,822)	(2,667)	1,999	264,959	312,572 [6]	32,808	121,952	732,291
YTD 2007	$23,016	$(48,639)	$(34,751)	$26,578	$264,959	$312,572	$32,808	$121,952	$732,291

TABLE 6. LIQUID INVESTMENTS ($ in Millions) 1

Liquid Investments
End Balance

October 2006	$52,229
November 2006	51,792
December 2006	57,819
Full Year 2006	$57,819

January 2007	$57,484
February 2007	68,959
March 2007	66,830
April 2007	57,355
May 2007	55,650
June 2007	55,244
July 2007	59,231
August 2007	59,813
September 2007	41,918
October 2007	41,462 [8]
YTD 2007	$41,462

TABLE 7. DEBT ACTIVITY ($ in Millions) 9

	Original Maturity	Original Maturity > 1 Year
	< 1 Year		Maturities and		Foreign Exchange			Total Debt
End Balance		Issuances	Redemptions	Repurchases	Adjustments [10]	End Balance		Outstanding
October 2006	$152,136	$13,403	$(12,717)	$(5,208)	—	$609,336		$761,472
November 2006	152,146	12,450	(15,231)	(606)	—	605,949		758,096
December 2006	168,623	15,510	(14,664)	(1,035)	—	605,760		774,384
Full Year 2006	$168,623	$181,313	$(153,743)	$(15,513)	—	$605,760		$774,384

January 2007	$161,731	$19,970	$(19,991)	$(592)	—	$605,147		$766,877
February 2007	164,969	17,129	(16,527)	(328)	—	605,420		770,389
March 2007	160,901	22,013	(15,859)	(290)	—	611,284		772,185
April 2007	159,782	17,049	(16,720)	(82)	—	611,531		771,313
May 2007	162,161	20,988	(12,458)	(691)	—	619,370		781,531
June 2007	167,586	16,043	(11,020)	(2,540)	—	621,853		789,439
July 2007	169,128	15,422	(12,296)	(2,209)	—	622,770		791,898
August 2007	188,336	12,306	(16,226)	(1,541)	—	617,309		805,645
September 2007	156,527	9,723	(13,047)	(277)	—	613,708		770,235
October 2007	155,049 [10]	14,420	(20,992)	(863)	2,592	608,865	[10]	763,914
YTD 2007	$155,049	$165,062	$(155,136)	$(9,413)	$2,592	$608,865		$763,914

TABLE 8. INTEREST RATE RISK DISCLOSURES

	Effective	Market Value Sensitivity [12]
	Duration Gap	Rate Level	Rate Slope
	(in months) [11]	Shock (50 bp)	Shock (25 bp)

October 2006	0	—	—
November 2006	0	—	—
December 2006	0	—	—

January 2007	0	—	—
February 2007	0	—	—
March 2007	(1)	—	—
April 2007	0	—	—
May 2007	0	—	—
June 2007	1	(1%)	0%
July 2007	1	(1%)	0%
August 2007	1	(1%)	0%
September 2007	0	(1%)	0%
October 2007	1	(1%)	(1%)

TABLE 9. SERIOUS DELINQUENCY RATES

	Conventional Single-Family [13]			Multifamily
	Non-Credit	Credit
	Enhanced [14]	Enhanced [15]	Total [16]	Total [17]

September 2006	0.35%	1.74%	0.61%	0.12%
October 2006	0.35%	1.76%	0.62%	0.09%
November 2006	0.36%	1.78%	0.63%	0.09%
December 2006	0.37%	1.81%	0.65%	0.08%

January 2007	0.38%	1.86%	0.66%	0.10%
February 2007	0.38%	1.84%	0.66%	0.10%
March 2007	0.35%	1.74%	0.62%	0.09%
April 2007	0.35%	1.74%	0.62%	0.10%
May 2007	0.34%	1.75%	0.62%	0.11%
June 2007	0.35%	1.81%	0.64%	0.09%
July 2007	0.37%	1.91%	0.68%	0.10%
August 2007	0.39%	2.00%	0.71%	0.06%
September 2007	0.43%	2.18%	0.78%	0.08%

ADDITIONAL INFORMATION
 Under Fannie Mae’s consent order issued by its regulator, OFHEO, Fannie Mae may not increase its mortgage portfolio assets above a specified amount, except under certain circumstances at the discretion of OFHEO. Fannie Mae’s portfolio cap for the third quarter of 2007 was $735 billion, as measured by unpaid principal balance (UPB), which does not reflect GAAP adjustments. For the fourth quarter of 2007, the portfolio cap increases by 1 percent. For each subsequent quarter, the portfolio cap increases by 0.5 percent, not to exceed 2 percent per annum. Except as described below, compliance with the portfolio cap will be determined by comparing the applicable portfolio cap to the cumulative average month-end portfolio balances, measured by UPB, since July 2007 (until the cumulative average becomes and remains a 12-month moving average). For purposes of this calculation, OFHEO’s interpretation sets the July 2007 month-end balance at $725 billion. In addition, any net increase in delinquent loan balances in the retained portfolio after September 30, 2007 will not be counted for purposes of determining Fannie Mae’s compliance with the portfolio cap.
Our “mortgage portfolio” assets reflect GAAP adjustments, including market valuation adjustments, allowance for loan losses, impairments, and unamortized premiums and discounts, excluding consolidated mortgage-related assets acquired through the assumption of debt. These adjustments are not reflected in the Gross Mortgage Portfolio amounts shown in this report. We estimate that Fannie Mae’s “mortgage portfolio” assets were approximately $728 billion as of October 31, 2007.

Numbers may not sum due to rounding.	See Endnotes and Glossary on Page 3.	Page 2 of 3

ENDNOTES

1.	The end balances and business activity in this report represent unpaid principal balances (“UPB”), which do not reflect market valuation adjustments, allowance for loan losses, impairments, unamortized premiums and discounts and the impact of consolidation of variable interest entities. Amounts and rates shown for the periods after September 2007 reflect definitional changes and may, therefore, not be comparable to amounts and rates shown for prior periods. Please see notes 3, 5, 6, 8, and 10 and the Glossary below for more information about these changes.

2.	Includes capitalized interest.

3.	For October 2007, liquidations have been increased by $890 million, primarily to exclude from the end balance amounts that Fannie Mae now classifies as advances to lenders. The effect of this adjustment has been excluded in calculating growth and liquidation rates for October 2007.

4.	Includes Fannie Mae mortgage-backed securities (“Fannie Mae MBS”) issued from Fannie Mae’s mortgage portfolio. See Table 5 for monthly activity and balances for Fannie Mae MBS held in portfolio.

5.	For October 2007, “Total Fannie Mae MBS Liquidations” have been reduced by $3.2 billion, primarily to reflect Fannie Mae’ s reclassification of Ginnie Mae wraps from “Other Fannie Mae Guarantees” to “Fannie Mae MBS.” The effect of this adjustment has been excluded in calculating growth and liquidation rates for October 2007.

6.	For October 2007, “Mortgage Loans” has been reduced by $967 million primarily to exclude from the end balance advances to lenders, which were previously classified as loans.

7.	Represents new Fannie Mae MBS created from mortgage loans previously held in the mortgage portfolio. These amounts, included in the Issuance balance in Table 4, have been transferred from mortgage loans to securities, and may be included in sales.

8.	Beginning with October 2007, “Liquid Investments” includes federal funds sold. Without this change, the end balance in October 2007 would have been $32.4 billion.

9.	Reported amounts represent the UPB at each reporting period or, in the case of the long-term zero coupon bonds, at maturity. UPB does not reflect the effect of debt basis adjustments, including discounts, premiums, and issuance costs.

10.	Beginning with October 2007, this report reflects current foreign exchange adjustments at the respective rates for the period. In addition, amounts after September 2007 reflect the reclassification of $2.2 billion from “Original Maturity < 1 Year” to “Original Maturity > 1 Year.” The $2.2 billion reclassification is reflected in “Foreign Exchange Adjustments” for October 2007. Also, beginning with October 2007, federal funds purchased are not included in “Original Maturity < 1 Year.” Federal funds purchased totaled $1.5 billion in October 2007.

11.	Beginning with June 2007, the effective duration gap is weighted based on the proportional fair value weightings of Fannie Mae’s assets and liabilities. In prior months, the duration gap was not calculated on a weighted basis.

12.	These measurements show the estimated loss in the pre-tax fair value of Fannie Mae’s assets and liabilities, including debt and derivatives, that would result from an immediate adverse change in the level of LIBOR rates and in the slope of the LIBOR yield curve, expressed in each case as a percentage of the estimated after-tax fair value of Fannie Mae’s net assets, as of December 31, 2006, adjusted for capital transactions since year end. These measurements exclude the sensitivity of the guaranty business.

13.	Includes conventional single-family loans three months or more past due or in foreclosure process as a percent of the total number of conventional single-family loans. These rates are based on conventional single-family mortgage loans and exclude reverse mortgages and non-Fannie Mae mortgage securities held in our portfolio.

14.	Loans without primary mortgage insurance and/or other credit enhancements.

15.	Loans with primary mortgage insurance and/or other credit enhancements.

16.	Total conventional single-family serious delinquency rate includes non-credit enhanced and credit enhanced loans.

17.	Includes multifamily loans and securities 60 days or more past due and is calculated based on the UPB of delinquent multifamily loans owned by Fannie Mae or underlying Fannie Mae guaranteed securities, divided by the UPB of multifamily loans owned by Fannie Mae or underlying Fannie Mae guaranteed securities. Data for 2006 have been revised from amounts previously reported to conform to current presentation.

GLOSSARY & OTHER INFORMATION

General
Changes to 2006 Information. Amounts and rates for 2006 reflect data reclassifications, definitional changes and corrections as well as revisions to this presentation made in January 2007. As a result, these amounts and rates may differ from and may not be shown on a comparable basis to those previously reported in Fannie Mae’s Monthly Summary reports.
Risk Disclosures. In addition to the interest rate risk disclosures provided in Table 8, Fannie Mae’s most recent available information relating to subordinated debt, liquidity management, corporate risk ratings and credit risks is included in its most recent Form 10-K or Form 10-Q filed with the Securities and Exchange Commission.
Compounded Growth Rate. Monthly growth rates are compounded to provide an annualized rate of growth.
Table 1
Total Book of Business. Sum of the Gross Mortgage Portfolio balance and Total Fannie Mae MBS and Other Guarantees balance, less Fannie Mae MBS held in the mortgage portfolio.
New Business Acquisitions. Sum of MBS issuances and Mortgage Portfolio purchases less Fannie Mae MBS purchases and securitizations of mortgage loans previously held in portfolio.
Table 2
Portfolio Commitments. Represents mandatory commitments entered into during the month. Fannie Mae enters into forward commitments to purchase mortgage securities and mortgage loans, or to sell mortgage securities, for the mortgage portfolio. Purchase commitments typically require mandatory delivery and are subject to the payment of pair-off fees for non-delivery.
Commitments to Purchase, Net. Represents mandatory commitments to purchase mortgage loans and mortgage securities, net of mortgage loans for which a cash pair-off has been paid. Pair-offs occur when loans are not delivered against mandatory commitments.
Commitments to Sell. Represents mandatory commitments to sell mortgage securities.
Net Retained Commitments. Represents mandatory commitments to purchase, less commitments to sell, net of mortgage loans for which a cash pair-off has been paid.
Table 3
Gross Mortgage Portfolio. End balance represents the unpaid principal balance (“UPB”) of the mortgage portfolio that Fannie Mae holds for investment and liquidity purposes.
Purchases. Acquisition of mortgage loans and mortgage securities for the mortgage portfolio.
Sales. Sales of mortgage securities from the mortgage portfolio.
Liquidations. Represents the total amount of repayments, curtailments, payoffs, and foreclosures on mortgage loans and mortgages underlying securities held in the mortgage portfolio.
Annualized Liquidation Rate. The liquidation rate is calculated as liquidations divided by the prior period ending balance of the mortgage portfolio, annualized.
Table 4
Fannie Mae Guaranteed Securities and Mortgage Loans. Consists of securities and mortgage loans for which Fannie Mae manages credit risk. This table excludes non-Fannie Mae securities held in the mortgage portfolio, which are shown in Table 5.
Total Fannie Mae MBS. Includes Fannie Mae MBS, private label wraps, whole loan REMICs, and for periods after September 2007, Ginnie Mae wraps. Also includes Multifamily discount MBS (DMBS) that Fannie Mae guarantees, regardless of whether those MBS are held in the mortgage portfolio or held by investors other than Fannie Mae. If an MBS has been resecuritized into another MBS, the principal amount is only included once in this total.
Issuances. Represents the total amount of Fannie Mae MBS created during the month, including lender-originated issues and Fannie Mae MBS created from mortgage loans previously held in Fannie Mae’s portfolio. Fannie Mae MBS may be held in portfolio after their creation.
Liquidations. Represents the total amount of repayments, curtailments, payoffs, and foreclosures on mortgages underlying Fannie Mae MBS, including Fannie Mae MBS held in the mortgage portfolio.
Other Fannie Mae Guarantees. Outstanding balance of Fannie Mae guarantees, other than Fannie Mae MBS. This primarily consists of credit enhancements we provide on multifamily mortgage assets. Through September 2007, this also included Ginnie Mae wraps.
Annualized Liquidation Rate. The liquidation rate is calculated as liquidations divided by the prior period ending balance of total Fannie Mae MBS, annualized.
Table 5
Mortgage Portfolio Composition. Shows the primary components of Fannie Mae’s mortgage portfolio and activity relating to Fannie Mae MBS held in the mortgage portfolio.
Non-Fannie Mae Agency Securities. Represents mortgage-related securities issued by Freddie Mac and Ginnie Mae.
Non-Fannie Mae Non-Agency Securities. These are commonly referred to as “private-label securities.”
Table 6
Liquid Investments. Liquid investments serve as a source of liquidity for Fannie Mae and as an investment vehicle for surplus capital. This balance includes high-quality securities that are short-term or readily marketable, such as commercial paper, asset-backed securities, federal funds sold, and corporate floating rate notes. The balance shown includes cash equivalents but does not include cash balances or cash equivalents pledged as collateral that may be sold or repledged by the counterparty.
Table 7
Debt Activity. For more information about Fannie Mae’s debt activity, please visit www.fanniemae.com/markets/debt/debt_activity.
Table 8
Effective Duration Gap. The effective duration gap estimates the net sensitivity of the fair value of Fannie Mae’s assets and liabilities to movements in interest rates. This statistic is expressed as a number of months, based on the daily average for the reported month. Beginning with June, the methodology has been updated such that a duration gap of zero implies that the change in the fair value of assets from an interest rate move will be offset by an equal move in the fair value of liabilities, including debt and derivatives, resulting in no change in the fair value of the net assets. The calculation excludes any sensitivity of the guaranty business.
Market Value Sensitivity to Rate Level Shock (50bp). This measurement shows the estimated loss in pre-tax market value of Fannie Mae’s assets and liabilities, expressed as a percentage of the after-tax fair value of Fannie Mae’s net assets (calculated as described in Endnote (7) above), from an immediate adverse 50 basis point shift in the level of LIBOR rates. The measurement excludes any sensitivity of the guaranty business but the after-tax fair value of Fannie Mae’s net assets includes an estimate of the fair value of the guaranty business. Fannie Mae tracks the daily average of this measurement for the reported month.
Market Value Sensitivity to Rate Slope Shock (25bp). This measurement shows the estimated loss in pre-tax market value of Fannie Mae’s assets and liabilities, expressed as a percentage of the after-tax fair value of Fannie Mae’s net assets (calculated as described in Endnote (7) above), from an immediate adverse 25 basis point change in the slope of the LIBOR yield curve. To calculate the “adverse” change in the slope of the LIBOR yield curve, the company calculates the effect of a 25 basis point change in slope that results in a steeper LIBOR yield curve and the effect of a 25 basis point change in slope that results in a flatter LIBOR yield curve, and reports the more adverse of the two results. The measurement excludes any sensitivity of the guaranty business but the after-tax fair value of Fannie Mae’ net assets includes an estimate of the fair value of the guaranty business. Fannie Mae tracks the daily average of this measurement for the reported month.
Table 9
Serious Delinquency Rates. A measure of credit performance and indicator of future defaults for the single-family and multifamily mortgage credit books. We classify single-family loans as seriously delinquent when a borrower has missed three or more consecutive monthly payments, and the loan has not been brought current or extinguished through foreclosure, payoff, or other resolution. A loan referred to foreclosure but not yet foreclosed is also considered seriously delinquent. We include all of the conventional single-family loans that we own and that back Fannie Mae MBS in our single-family delinquency rate, including those with substantial credit enhancement. We classify multifamily loans as seriously delinquent when payment is 60 days or more past due.

For more information about Fannie Mae, please visit www.fanniemae.com or contact our Investor Relations Department at (202) 752-7115.